Exhibit 3.4

AMENDMENT NO.1 TO THE
LIMITED LIABILITY COMPANY AGREEMENT
OF
NISOURCE OPERATING LLC
A Delaware Limited Liability Company

This Amendment No. 1 (this “Amendment”) to that certain Limited Liability Company Agreement of NiSource Operating LLC (the “Company”), dated as of December 5, 2007 (the “LLC Agreement”) is entered into effective September 22, 2014 at the direction of Columbia Pipeline Partners LP, the Sole Member of the Company (the “Sole Member”) pursuant to the authority granted to the Sole Member in Section 10 of the LLC Agreement.

W I T N E S S E T H

WHEREAS, the Sole Member desires, pursuant to Section 10 of the LLC Agreement, to amend the LLC Agreement to (i) reflect the new name of the Company and (ii) reflect the new name of the Sole Member.

NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Member does hereby amend the LLC Agreement as follows:

1.Amendments. All references contained in the LLC Agreement to (i) NiSource Operating LLC shall be deemed to be CPG OpCo GP LLC and (ii) NiSource Energy Partners,
L.P. shall be deemed to be Columbia Pipeline Partners LP.

2.Agreement in Effect. Except as hereby amended, the LLC Agreement shall remain in full force and effect.

3.Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

4.Invalidity of Provisions. If any provisions of this Amendment are or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the Sole Member of the Company, has caused this this Amendment to be duly executed effective as of the date first set forth above.

COLUMBIA PIPELINE PARTNERS LP
By: CPP GP LLC, its general partner

By:     /s/ Stephen P. Smith
Name: Stephen P. Smith
Title: President, Chief Executive Officer, Chief
Financial Officer and Chief Accounting
Officer

Signature Page to
Amendment No. to Limited Liability Company Agreement of
NiSource Operating LLC